Dronedek
January 24, 2023

HUSH Project Number 01-2023-D3

HUSH Project Name: Dronedek or D3

DESIGN ENGINEERING SERVICES AGREEMENT

This Design Engineering Services Agreement ("Agreement") effective this 24th, day of January, 2023, is by and between Dronedek Corporation, a corporation whose address is 7601 E 88th Pl Bldg 3, Indianapolis, IN 46256, ("Client"), and HUSH Aerospace, LLC, a Virginia Limited Liability Company, whose address is 2873 Crusader Cir, Virginia Beach, VA 23453, ("HUSH"); each also referred to individually as ("Party") and collectively as ("Parties").

In consideration of the mutual covenants and promises contained herein, the Parties agree as follows:

1. SCOPE OF SERVICES

1.1 HUSH shall perform the services set forth below.

- 1.1.1 Modify current HUSH 1400X8 platform to include Dronedek branding on vehicle.
- 1.1.2 Integrate vehicle to Dronedek API system
- 1.1.3 Integrate HUSH Ultra Precision Landing/Loitering System
- 1.1.4 Integrate/Modify HUSH-COTS Winch System

1.2 HUSH will provide the work products ("Deliverables") in accordance with the agreed schedule ("Project Schedule"), if applicable, and will be attached hereto as **EXHIBIT A**.

- 1.2.1 HUSH will deliver two modified HUSH 1400X8 drones

2. TERM OF AGREEMENT Upon execution by the Parties, this Agreement shall have the effective date set forth above. This Agreement shall remain in force until all obligations related to the Services have been fulfilled, unless this Agreement is sooner terminated as set forth herein.

3. COMPENSATION AND PAYMENT HUSH shall be paid for the performance of the Services as detailed below.

- 3.1.1 Total for NRE and QTY:2 1400X8 drones is $150,000.00
- 3.1.2 Payments will be in three payments of $50,000.00
  - First payment will begin made upfront for work to commence
  - Second payment will be made once first 1400X8 is delivered
  - Third and Final Payment will be made when second 1400X8 is delivered

4. **NOTICE** All notices, requests, claims, demands and other official communications herein shall be in writing. Such notices shall be given (i) by delivery in person, (ii) by a nationally recognized commercial courier service; or (iii) by United States Postal Service, registered mail, postage prepaid and return receipt requested. Notices shall be effective upon actual delivery to the other Party at the following addresses:

TO CLIENT:

Dronedek
7601 E 88th Pl Bldg 3, Indianapolis, IN 46256
Attn: Daniel O'Toole, CEO

TO HUSH:

Hush Aerospace, LLC
2873 Crusader Cir, Virginia Beach, VA 23453
Attn: Zak Johns, CEO

5. HUSH'S RESPONSIBILITIES

5.1 HUSH shall perform the Services in accordance with the degree of professional skill, quality and care ordinarily exercised by members of the same profession currently practicing in the same location under comparable circumstances and as expeditiously as is consistent with professional skill and the orderly progress of the Project. The full extent of HUSH's responsibility with respect to the Services shall be to perform in accordance with the above standards and to remedy any material deficiencies or defects in the Deliverables at HUSH's own expense, provided that HUSH is notified by Client, in writing, of any such deficiency or defect within a reasonable period after discovery thereof, but in no event later than 90 days after HUSH's completion or termination of the Services. HUSH MAKES NO OTHER REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, INFORMATIONAL CONTENT OR OTHERWISE.

5.2 HUSH will endeavor in good faith, as needed, to obtain from the appropriate authorities their interpretation of applicable codes and standards and will apply its professional judgment in interpreting the codes and standards as they apply to the Project at the time of performance of the Services. Notwithstanding the above, the Parties agree that, as the Project progresses, such codes or standards may change or the applicability of such codes or standards may vary from HUSH's original interpretation through no fault of HUSH and that additional costs necessary to conform to such changes or interpretations during or after execution of the Services will be subject to an equitable adjustment in the Compensation and Project Schedule.

6. CLIENT'S RESPONSIBILITIES

6.1 Client shall provide in writing any specific Client requirements or criteria for the Project.

6.2 Client shall furnish to HUSH all information and technical data in Client's possession or control reasonably required for the proper performance of the Services. HUSH shall be entitled to reasonably rely without independent verification upon the information and data provided by Client or obtained from generally accepted sources within the industry, except to the extent such verification by HUSH is expressly required as a defined part of the Services.

6.3 If any document or inquiry requires Client to approve, comment, or to provide any decision or direction with regard to the Services, such approval, comment, decision or direction shall be provided within a reasonable time within the context of the Project Schedule, or if not identified in the Project Schedule, within a reasonable time to facilitate the timely performance of the Services.

7. INDEPENDENT CONTRACTOR Nothing contained in this Agreement shall be construed to create a partnership, joint venture, or create a relationship of employer/employee or principal/agent between Client or Client's Contractors and HUSH.

8. CONFIDENTIALITY

8.1 HUSH shall treat as confidential information and data delivered to it by Client or developed in the performance of the Services that are specified in writing by Client to be confidential ("Confidential Information"). Confidential Information shall not be reproduced, transmitted, disclosed or used by HUSH without the consent of Client, except in the proper performance of the Services, for a period of 5 years following completion or termination of this Agreement. Notwithstanding the above, these restrictions shall not apply to Confidential Information which (i) is already known to HUSH at the time of its disclosure; (ii) becomes publicly known through no wrongful act or omission of HUSH; (iii) is communicated to a third party with the express written consent of Client and not subject to restrictions on further use or disclosure; (iv) is independently developed by HUSH; or, (v) to the extent such Confidential Information is required by Law to be disclosed to any governmental agency or authority; provided that before making such disclosure, HUSH shall promptly provide Client with written notice of such requirement and a reasonable opportunity

for Client to object to the disclosure or to take action at Client deems appropriate to maintain the confidentiality of the Confidential Information.

8.2 Upon termination of this Agreement or upon Client's written request, HUSH shall return the Confidential Information to Client or destroy the Confidential Information in HUSH's possession or control. Notwithstanding the above, HUSH shall be entitled to retain a copy of such Confidential Information relating to the Services or this Agreement for its archives, subject to HUSH's continued compliance with this Article 8.

9. INTELLECTUAL PROPERTY RIGHTS

9.1 All Deliverables set forth herein shall become the property of Client upon proper payment for the Services. HUSH shall bear no liability or responsibility for Deliverables that have been modified post-delivery or used for a purpose other than that for which it was prepared under this Agreement.

9.2 Notwithstanding Section 9.1 above, HUSH's proprietary information, including without limitation, work papers, drawings, specifications, processes, procedures, software, interim or draft documents, methodologies, know-how, software and other instruments of service belonging to or licensed by HUSH and used to develop the Work Product ("HUSH IP"), shall remain the sole property of HUSH. To the extent the Deliverables contain or require the use of HUSH IP, HUSH hereby grants to Client, upon proper payment for the Services, a non-exclusive, and royalty-free license to use such HUSH IP solely for the purposes for which the Deliverables were developed.

9.3 Nothing in this Article shall be construed to prohibit HUSH from using skills, knowledge or experience gained by HUSH in the performance of the Services for other purposes, provided that HUSH does not use Client's Confidential Information.

10. GOVERNING LAW This Agreement shall be governed by and interpreted under the laws of the Commonwealth of Virginia.

11. TERMINATION

11.1 This Agreement may be terminated for convenience by either Party upon 30 days advance written notice. On termination, HUSH will be paid for all Services performed up through the termination date.

11.2 This Agreement may be terminated for cause by the non-defaulting Party if the defaulting Party fails substantially to perform its obligations under this Agreement and does not commence correction of such non-performance within 5 business days of receipt of written notice and then diligently complete such correction thereafter. The respective rights and obligations of the Parties predating such termination shall survive termination of this Agreement.

12. ASSIGNMENT

12.1 Neither Party may assign this Agreement without the written consent of the other Party.

13. PARTIES IN INTEREST Nothing in this Agreement, expressed or implied, is intended to confer on any person or entity other than the Parties any right or remedy under or by reason of this Agreement. The provisions of this Agreement shall bind and inure solely to the benefit of the Parties and their respective successors and permitted assigns.

14. WAIVER Either Party may in writing waive any provisions of this Agreement to the extent such provision is for the benefit of the waiving Party. No waiver by any Party of a breach of any provision of this Agreement shall be construed to be a waiver of any subsequent or different breach.

15.   SEVERABILITY AND SURVIVAL The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if any invalid or unenforceable provisions were omitted. Articles 4 (Notice), 5 (HUSH's Responsibilities), 6.2 (Reliance on Data), 8 (Confidentiality), 9 (Data Rights), 10 (Record Drawings), 11 (Electronic Records), 12 (Certification), 14 (Materials and Samples), 17 (Insurance), 18 (Indemnity), 19 (Consequential Damages Waiver), 20 (Risk Allocation), 21 (Disputes Resolution), 22 (Governing Law), 24 (Assignment), 25 (Parties in Interest) and 27 (Severability and Survival) shall survive termination of this Agreement.

16.   SIGNATURES Each person executing this Agreement warrants that he/she has the necessary authority to do so on behalf of the respective Party. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.

17.   ENTIRE AGREEMENT This Agreement contains all of the promises, representations and understandings of the Parties and supersedes any previous understandings, commitments, proposals or agreements, whether oral or written. This Agreement shall not be altered, changed, or amended except as set forth in a written amendment to this Agreement, duly executed by both Parties.

HUSH Aerospace LLC	**CLIENT:** Dronedek Corporation
By, ______________ 01/27/2023	By, ______________
Zachary Johns, CEO	Daniel O'Toole, CEO